Exhibit 99.1

For More Information, Contact:

James E. Fickenscher/Chief Financial Officer	Gregory Gin
Auxilium Pharmaceuticals, Inc.	Lazar Partners, Ltd.
(484) 321-5900	(212) 867-1762
jfickenscher@auxilium.com	ggin@lazarpartners.com

Auxilium Pharmaceuticals, Inc. Receives Clearance to Resume Clinical

Trials for XIAFLEX™

Conference Call Scheduled for 10:00 a.m. today, Thursday, August 16, 2007

MALVERN, PA (August 16, 2007) – Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL) today announced that the Company has received clearance from the U.S. Food and Drug Administration (“FDA”) to resume its phase III clinical trials for XIAFLEX (clostridial collagenase for injection), formerly referred to as AA4500, in the treatment of Dupuytren’s contracture. The Company will hold a conference call today, August 16, at 10:00 a.m. Eastern Time to discuss this news.

“We are delighted that we can resume our XIAFLEX phase III trials in Dupuytren’s contracture earlier than anticipated. We expect to begin enrolling patients into our pivotal trial within the next 30 days.” said Armando Anido, Chief Executive Officer and President of Auxilium. “I would like to give a special thanks to our employees for their tireless efforts in making this achievement possible.”

The Company plans to initiate a pivotal double-blind trial in the U.S., a double-blind trial in Australia, and two open label trials that along with previously conducted trials will serve as the basis for the Biologics License Application (“BLA”) for marketing approval from the FDA.

The U.S. pivotal trial is a double-blind, randomized, placebo-controlled study of XIAFLEX involving 216 patients in at least 15 sites throughout the U.S. Patients in the study will be randomized on a 2:1 basis in favor of treatment with XIAFLEX. The primary endpoint of the study is to determine if XIAFLEX can reduce the contracture angle in metacarpophalangeal (MP) or proximal interphalangeal (PIP) joints to within 0 to 5 degrees of normal.

Upon completion of the double-blind trial in the U.S., all patients are eligible to enter a separate open-label extension study in which they will receive XIAFLEX if they were initially given placebo or have other affected joints that need treatment. All patients in these studies will be monitored for a minimum of 12 months following initial dosing for efficacy and safety parameters.

The Australian study is a double-blind, randomized, placebo-controlled study with an open-label extension that will enroll 60 patients. The design of this study is similar to that of the U.S. pivotal phase III trial and its open-label extension.

In addition to the double-blind studies and their open-label extensions, the Company plans to concurrently conduct two phase III open-label studies in approximately 440 patients. These studies will provide additional safety and efficacy data and will contribute to the safety database that is required for the BLA.

“As XIAFLEX is ultimately targeted for worldwide markets, we believe that it is very important to perform well-controlled clinical trials at sites inside and outside of the U.S.,” said Dr. Jyrki Mattila M.D., Ph.D., Executive Vice President of R&D, Business Development and Technical Operations. “The Company is eager to raise global physician and patient understanding of the potential benefits of XIAFLEX.”

With respect to the clinical program for XIAFLEX for the treatment of Dupuytren’s contracture, Auxilium expects to:

•	complete enrollment in the pivotal U.S. trial and the Australian trial by the end of 2007;

•	release top-line results from the double-blind phase III clinical trials in the second quarter of 2008; and

•	file the BLA for approval of XIAFLEX by FDA in early 2009.

Conference Call

Auxilium will hold a conference call today, Thursday, August 16, 2007 at 10:00 a.m. Eastern Time. The conference call will be simultaneously web cast on Auxilium’s web site and archived for future review until August 31, 2007.

Conference call details:
Date:	Thursday, August 16, 2007
Time:	10:00 a.m.
Dial-in (U.S. & International):	877-261-8992
Web cast:	http://www.auxilium.com

To access an audio replay of the call:
Access number (U.S.):	888-203-1112
Access number (International):	719-457-0820
Conference ID#:	5216945

About Dupuytren’s Contracture

Dupuytren’s contracture is a condition that involves contracture of joints in the hand that impairs patients’ ability to straighten and move their fingers due to a thickening and shortening of the normal ligaments of the palm and fingers. As the disease progresses, functionality of the hand is severely impaired. The incidence of Dupuytren’s contracture is highest in Caucasians, historically those of Northern European descent. Most cases of Dupuytren’s contracture occur in patients older than 50 years.1

The most frequently affected joints associated with Dupuytren’s contracture are the joints called the metacarpophalangeal joint, or MP joint, which is the joint closest to the palm of the hand and the proximal interphalangeal joint, or the PIP joint, which is the middle joint in the finger. The little finger and ring finger are most frequently involved.

[1]	Badalamente, M. A., Hurst, L. C. et al., Collagen as a Clinical Target: Nonoperative Treatment of Dupuytren’s Disease, The Journal of Hand Surgery, (2002;27A:788-798)

About Auxilium

Auxilium Pharmaceuticals, Inc. is a specialty biopharmaceutical company with a focus on developing and marketing to urologists, endocrinologists, orthopedists and select primary care physicians. Auxilium markets Testim® 1%, a topical testosterone gel, for the treatment of hypogonadism through its approximately 190-person sales and marketing team. Auxilium has four projects in clinical development. XIAFLEX™ (clostridial collagenase for injection), formerly referred to as AA4500, is in phase III development for the treatment of Dupuytren’s contracture and is in phase II development for the treatment of Peyronie’s disease and Frozen Shoulder syndrome (Adhesive Capsulitis). Auxilium’s transmucosal film product candidate for the treatment of overactive bladder (AA4010) is in phase I development. The Company is currently seeking a partner to further develop this product candidate. Auxilium has two pain products using its transmucosal film delivery system in pre-clinical development. Auxilium has rights to six additional pain products and products for hormone replacement, and urologic disease using its transmucosal film delivery system. Auxilium also has options to all indications using XIAFLEX for non-topical formulations. For additional information, visit http://www.auxilium.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release contains “forward-looking-statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding the timing and outcome of the open-label studies, the utility of the data from the open-label studies in the BLA, the Company’s ability to increase physician and patient understanding of XIAFLEX overseas; the timing of completion of enrollment in the pivotal U.S. trial and the Australian trial; the timing of the release of top-line results from the phase III trials; the timing of the filing of the BLA; and products in development for Dupuytren’s contracture, Peyronie’s disease, Frozen Shoulder syndrome, overactive bladder, pain, hormone replacement and urologic disease. All statements other than statements of historical facts contained in this release, including but not limited to, statements regarding future expectations, plans and prospects for the Company, statements regarding forward-looking financial information and other statements containing the words “believe,” “may,”

“could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” and similar expressions, as they relate to the Company, constitute forward-looking statements. Actual results may differ materially from those reflected in these forward-looking statements due to various factors, including general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries and those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2007 under the heading “Risk Factors”, which are on file with the Securities and Exchange Commission (the “SEC”) and may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of the Company’s home page on the Internet at http://www.auxilium.com under the heading “Investor Relations — SEC Filings.” There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward- looking statements.

In addition, forward-looking statements provide the Company’s expectations, plans or forecasts of future events and views as of the date of this release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward- looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this release.

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